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                                                                      EXHIBIT 21

                        ALPHA TECHNOLOGIES GROUP, INC.

                        SUBSIDIARIES OF THE REGISTRANT


Wakefield Engineering, Inc. (incorporated in Delaware)
Wakefield Extrusion, Inc. (incorporated in California)
Lockhart Industries, Inc. (incorporated in California)
Uni-Star Industries, Inc. (incorporated in Delaware, does business as
  Microdot Connectors)
Malco Microdot UK Ltd. (organized in the United Kingdom)
Malco Microdot France SARL (organized in France)
Malco, Inc. (incorporated in Delaware)